F. ANN RODRIGUEZ, RECORDER                        DOCKET:             10660
RECORDED BY:  GMS                                 PAGE:               2960
              DEPUTY RECORDER                     NO. OF PAGES:       32
              1970       RD05                     SEQUENCE:           97176802
                                                                      10/28/97

TLATI                                             DOTRFS              16:50:00
ROGERS & WELLS
ATTN: DJAHA
200 PARK AVE                                      MAIL
NEW YORK   NY 10166                               AMOUNT PAID        $ 40.00



WHEN RECORDED MAIL TO


Joanne Feil, Esq.
Rogers & Wells
200 Park Avenue
New York, NY  10166-0153
Attn: David Djaha, Esq.        SPACE ABOVE THIS LINE FOR RECORDER'S USE
      (5052/9)
--------------------------------------------------------------------------------



                           MULTIFAMILY DEED OF TRUST,
           ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING


     THIS DEED OF TRUST (herein "Instrument") is made this 28th day of
October, 1997, among the Trustor/Grantor, Sunrise Ridge L.L.C., a Delaware limited liability company, whose address is 921 Bergen Avenue, Jersey City, New Jersey 07306 (herein "Borrower"), Lawyers Title of Arizona, whose address is 1 South Church Street, Suite 2130 Tucson, Arizona 85701 (herein "Trustee"), and the Beneficiary, Citicorp Real Estate, Inc., a corporation organized and existing under the laws of Delaware, whose address is c/o Criimi Mae Inc., Loan Administration, 11200 Rockville Pike, Rockville, MD 20852, together with its successors, assigns and transferees, (herein "Lender").

     BORROWER, in consideration of the indebtedness herein recited and the trust herein created, irrevocably grants, conveys and assigns to Trustee in trust, with power of sale, the following described property located in County of Pima, City of Tucson, State of Arizona, and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes.

     TOGETHER with all and singular the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, including without limitation all easements, rights-of-way, parking rights, and all rights and privileges of ingress and egress for the benefit thereof, and the reversion or reversions, remainder and remainders thereof; and also all of the estate, right, title, interest, property, claim and demand whatsoever of the Borrower of, in and to the same and of, in and to every part and parcel thereof;

     TOGETHER with all buildings and improvements, now or hereafter erected on the property, any and all royalties, mineral, oil and gas rights and profits, crops, timber, trees, shrubs, flowers, and landscaping features, water, water rights, and water stock (whether decreed or undecreed, surface or underground, appropriated or unappropriated, or otherwise), and all fixtures, appliances, building materials, including, without limitation, any mobile home units or manufactured housing units (collectively, "Mobile Homes") and recreational vehicles and other tangible property now or hereafter attached to the property encumbered by this Instrument; and all of the foregoing and following described property, together with said property, are herein referred to as the "Property";

     TOGETHER with any and all air rights, development rights, zoning rights or other similar rights or interests which benefit or are appurtenant to the Property or the improvements or both and any proceeds arising therefrom;

     TOGETHER with, all rents, issues, profits, royalties, income and other benefits derived from the Property (collectively, the "Rents"), subject to the right, power and authority hereinafter given to Borrower to collect and apply such Rents;

     TOGETHER with, all ground leases, leasehold estate, right, title and interest of Borrower in and to all leases or subleases covering the Property or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Borrower thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

     TOGETHER with, all right, title and interest of Borrower in and to all options to purchase or lease the Property or any portion thereof or interest therein, and any greater estate in the Property owned or hereafter acquired;

     TOGETHER with all right, title and interest of the Borrower, now owned or hereafter acquired, in and to the land lying in the bed or within the right of way of any street, road, avenue, way, sidewalk or alley, opened or proposed, in front of or adjoining the above-described Property to the center line thereof;

     TOGETHER with a lien and/or security interest hereby granted to Lender in all machinery, apparatus, equipment, fittings, fixtures (except trade fixtures belonging to any tenant), whether actually or constructively attached to said Property and including all trade, domestic and ornamental fixtures, and articles of personal property of every kind and nature whatsoever (hereinafter collectively called "Personal Property"), now or hereafter located in, upon or under said Property or any part thereof and used or usable in connection with any present or future operation of said Property, including but not limiting the generality of the foregoing, all heating, air conditioning, sprinklers, freezing, lighting, laundry, incinerating and dynamo and generating equipment; engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing and plumbing fixtures; lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus; boilers, ranges, furnaces, oil burners or units thereof; appliances, air cooling and air-conditioning apparatus; vacuum cleaning systems; elevators, escalators; shades, awnings, screens; storm doors and windows; stoves; refrigerators; cooking apparatus and mechanical equipment, gas and electric fixtures; partitions, furniture of any public spaces, halls and lobbies; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies, furniture and furnishings used in the operation of said Property; together with all additions thereto and replacements thereof (Borrower hereby agreeing with respect to all additions and replacements, to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the conveyance, transfer and assignment of and granting of a security interest in any of the foregoing);

     TOGETHER with any and all right, title and interest of Borrower to the proceeds of all insurance in effect with respect to the Property or Personal Property and to any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Property or Personal Property as a result of or in lieu of (a) the exercise of the right of eminent domain, (b) alteration of the grade of any street, or (c) any other damage or injury to, taking of, or decrease in the value of the Property or Personal Property, to the extent of all amounts which may be secured by this Instrument at the date of receipt of any such award or payment, and of the reasonable counsel fees, costs and disbursements incurred by the Lender in connection with the collection of such proceeds, award or payment, and the rights of Borrower under present or future contracts involving said Property or Personal Property;

     TOGETHER with, all monetary deposits which Borrower has been required to give to any public or private utility with respect to utilities services furnished to the Property;

     TOGETHER with, all licenses, permits, including, without limitation, permits and approvals now or hereafter issued by any governmental agencies with respect to the Property and plans, specifications and contract drawings relating to the Property;

     TOGETHER with, all contracts relating to the design or construction of the improvements and the acquisition and installation of the Personal Property and all warranties and guarantees related thereto (collectively, the "Contracts");

     TOGETHER with, all funds, accounts, instruments, documents, general intangibles (including trademarks, trade names and symbols used in connection therewith) used in connection with and arising from or by virtue of any transactions related to the Property, and all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Property, and payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, including, without limitation, (i) all accounts arising from the operation of a recreational vehicle park or resort on the real property described above and (ii) all rights to payment from any consumer credit/charge card organization or entity;

     TOGETHER with, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

     TO SECURE TO LENDER (a) the repayment of the indebtedness evidenced by Borrower's note dated of even date herewith (herein "Note") in the principal sum of Eight Million Six Hundred Forty Thousand Dollars and No/100 (U.S. $8,640,000.00), with interest thereon, with the balance of the indebtedness, if not sooner paid, due and payable on November 1, 2007 (the "Maturity Date"), and all renewals, extensions and modifications thereof; (b) the repayment of any future advances, with interest thereof, made by Lender to Borrower pursuant to paragraph 33 hereof (herein "Future Advances"); (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument; and (d) the performance of the covenants and agreements of Borrower herein contained, or contained in any other Loan Document (as hereinafter defined).

     Borrower covenants that Borrower is lawfully seised of the estate hereby conveyed and has the right to grant, convey and assign the Property (and, if this Instrument is on a leasehold, that the ground lease is in full force and effect without modification except as noted above and without default on the part of either lessor or lessee thereunder), that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender's interest in the Property.

UNIFORM COVENANTS.  Borrower and Lender covenant and agree as follows:

1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note and all other sums secured by this Instrument.

2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Subject to applicable law or to a written waiver by Lender, Borrower shall pay to Lender on the day monthly installments of principal or interest are payable under the Note (or on another day designated in writing by Lender), until the Note is paid in full, a sum (herein "Funds") equal to one-twelfth of (a) the yearly taxes and assessments which may be levied on the Property, (b) the yearly ground rents, if any, (c) the yearly premium installments for fire and other hazard insurance, rent loss insurance and such other insurance covering the Property as Lender may require pursuant to PARAGRAPH 5 hereof, (d) the yearly premium installments for mortgage insurance, if any, and (e) if this Instrument is on a leasehold, the yearly fixed rents, if any, under the ground lease, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof. Any waiver by Lender of a requirement that Borrower pay such Funds may be revoked by Lender, in Lender's sole discretion, at any time upon notice in writing to Borrower. Lender may require Borrower to pay to Lender, in advance, such other Funds for other taxes, charges, premiums, assessments and impositions in connection with Borrower or the

Property which Lender shall reasonably deem necessary to protect Lender's interests (herein "Other Impositions"). Unless otherwise provided by applicable law, Lender may require Funds for Other Impositions to be paid by Borrower in a lump sum or in periodic installments, at Lender's option.

     The Funds shall be held in an institution(s) the deposits or accounts of which are insured or guaranteed by a Federal or state agency (including Lender if Lender is such an institution). Lender shall apply the Funds to pay said rents, taxes, assessments, insurance premiums and Other Impositions so long as Borrower is not in breach of any covenant or agreement of Borrower in this Instrument. Lender shall make no charge for so holding and applying the Funds, analyzing said account or for verifying and compiling said assessments and bills, unless Lender pays Borrower interest, earnings or profits on the Funds and applicable law permits Lender to make such a charge. Borrower and Lender may agree in writing at the time of execution of this Instrument that interest on the Funds shall be paid to Borrower, and unless such agreement is made or applicable law requires interest, earnings or profits to be paid, Lender shall not be required to pay Borrower any interest, earnings or profits on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds in Lender's normal format showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. The Funds are pledged as additional security for the sums secured by this Instrument.

     If the amount of the Funds held by Lender at the time of the annual accounting thereof shall exceed the amount deemed necessary by Lender to provide for the payment of taxes, assessments, insurance premiums, rents and Other Impositions, as they fall due, such excess shall be credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay taxes, assessments, insurance premiums, rents and Other Impositions, as they fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within thirty days after notice from Lender to Borrower requesting payment thereof.

     Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument beyond any applicable grace or cure period, Lender may apply, in any amount and in any order as Lender shall determine in Lender's sole discretion, any Funds held by Lender at the time of application (i) to pay rents, taxes, assessments, insurance premiums and Other Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, Lender shall promptly refund to Borrower any Funds held by Lender. Except as otherwise specified above, all amounts deposited shall be held by the Lender without interest and the amount deposited shall not constitute trust funds and may be commingled with the general funds of the Lender.

3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by Lender from Borrower under the Note or this Instrument shall be applied by Lender in the following order of priority: (i) amounts payable to Lender by Borrower under PARAGRAPH 2 hereof; (ii) interest payable on the Note; (iii) principal of the Note; (iv) interest payable on advances made pursuant to PARAGRAPH 8 hereof; (v) principal of advances made pursuant to PARAGRAPH 8 hereof; (vi) interest payable on any Future Advance, provided that if more than one Future Advance is outstanding, Lender may apply payments received among the amounts of interest payable on the Future Advances in such order as Lender, in Lender's sole discretion, may determine; (vii) principal of any Future Advance, provided that if more than one Future Advance is outstanding, Lender may apply payments received among the principal balances of the Future Advances in such order as Lender, in Lender's sole discretion, may determine; and (viii) any other sums secured by this Instrument in such order as Lender, at Lender's option, may determine: provided, however, that Lender may, at Lender's option, apply any sums payable pursuant to PARAGRAPH 8 hereof prior to interest on and principal of the Note, but such application shall not otherwise affect the order of priority of application specified in this PARAGRAPH 3.

4. CHARGES; LIENS. Borrower shall pay all rents, taxes, assessments, premiums, and Other Impositions attributable to the Property in the manner provided under PARAGRAPH 2 hereof or, if not paid in such manner, by Borrower making payment, when due, directly to the payee thereof, or in such other manner as Lender may designate in writing. Borrower shall promptly furnish to Lender all notices of amounts due under this PARAGRAPH 4, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments. Borrower shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without Lender's prior written permission, which permission may be withheld at the sole discretion of Lender, Borrower shall not allow any lien inferior to this Instrument to be perfected against the Property.

5. HAZARD INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured by carriers at all times satisfactory to Lender against loss by fire, hazards included within the term "extended coverage", rent loss and such other hazards, casualties, liabilities and contingencies as Lender (and, if this Instrument is on a leasehold, the ground lease) shall require and in such amounts and for such periods as Lender shall require. Borrower shall purchase policies of insurance with respect to the Property with such insurers, in such amounts and covering such risks as shall be satisfactory to Lender, including, but not limited to, (i) personal injury and death; (ii) loss or damage by fire, lightning, hail, windstorm, explosion, hurricane (to the extent available), and such other hazards, casualties and contingencies (including at least twelve (12) months rental insurance in an amount equal to the gross rentals for such period and broad form boiler and machinery insurance) as are normally and usually covered by extended coverage policies in effect where the Property is located and comprehensive general public liability insurance in an amount not less than $1,000,000.00 per occurrence, $2,000,000 in the aggregate together with $3,000,000.00 excess liability coverage and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Property shall at any time constitute legal nonconforming structures or uses; provided, that each policy shall provide by way of endorsement, rider or otherwise that no such insurance policy shall be cancelled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Lender thirty (30) days prior written notice thereof, such policy shall be on a replacement cost basis, with a waiver of depreciation, in an amount not less than that necessary to comply with any coinsurance percentage stipulated in the policy, but not less than one hundred percent (100%) of the insurable value (based upon replacement cost) of the Property and the deductible clause, if any, of the fire and extended coverage policy may not exceed the lesser of one percent (1%) of the face amount of the policy or $1,000.00; (iii) loss or damage by flood, if the Property is in an area designated by the Secretary of Housing and Urban Development as an area having special flood hazards, in an amount equal to the principal amount of the Note or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the "insurance purchase requirement" of that Act; and (iv) such other insurance and endorsements, if any, as Lender may require from time to time, or which is required by the Loan Documents. Borrower shall cause all insurance (except general public liability insurance) carried in accordance with this PARAGRAPH 5 to be payable to Lender as a mortgagee and not as a coinsured, and, in the case of all policies of insurance carried by each lessee for the benefit of Borrower, if any, to cause all such policies to be payable to Lender as Lender's interest may appear. All premiums on insurance policies shall be paid in the manner provided under PARAGRAPH 2 hereof, or in such other manner as Lender may designate in writing.

     All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include a standard mortgagee clause in favor of and in form acceptable to Lender. Lender shall have the right to hold the policies, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of a policy, Borrower shall deliver to Lender a renewal policy in form satisfactory to Lender. If this Instrument is on a leasehold, Borrower shall furnish Lender a duplicate of all policies, renewal notices, renewal policies and receipts of paid premiums if, by virtue of the ground lease, the originals thereof may not be supplied by Borrower to Lender.

     In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds; provided however, that nothing contained in this PARAGRAPH 5 shall require Lender to incur any expense or take any action hereunder. Borrower further authorizes Lender, at Lender's option, (a) to hold the balance of such proceeds to be used to reimburse Borrower for the cost of reconstruction or repair of the Property or (b) subject to the immediately following paragraph, to apply such proceeds to the payment of the sums secured by this Instrument whether or not then due, in the order of application set forth in PARAGRAPH 3 hereof (subject, however, to the rights of the lessor under the ground lease if this Instrument is on a leasehold).

     Lender shall not exercise Lender's option to apply insurance proceeds to the payment of the sums secured by this Instrument if all of the following conditions are met: (i) Borrower is not in breach or default of any covenant or agreement of this Instrument, the Note or any other Loan Document; (ii) Lender determines that there will be sufficient funds to restore and repair the Property to the Pre-existing Condition (as hereinafter defined); (iii) Lender agrees in writing that the rental income of the Property, after restoration and repair of the Property to the Pre-existing Condition, will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations (including any obligations under any permitted subordinate financing) relating to the Property; (iv) Lender determines that restoration and repair of the Property to the Pre-existing Condition will be completed within one year of the date of the loss or casualty to the Property, but in no event later than six months prior to the Maturity Date; and (v) Lender is reasonably satisfied that the Property can be restored and repaired as nearly as possible to the condition it was in immediately prior to such casualty and in compliance with all applicable zoning, building and other laws and codes (the "Pre-existing Condition"). If Lender elects to make the insurance proceeds available for the restoration and repair of the Property, Borrower agrees that, if at any time during the restoration and repair, the cost of completing such restoration and repair, as determined by Lender, exceeds the undisbursed insurance proceeds, Borrower shall, immediately upon demand by Lender, deposit the amount of such excess with Lender, and Lender shall first disburse such deposit to pay for the costs of such restoration and repair on the same terms and conditions as the insurance proceeds are disbursed. In the event the Property cannot be restored to the equivalent of its original condition, as concerns height, floor area, use and number of apartment units, Lender may, in its sole discretion, (I) require that the insurance proceeds be applied to the payment of the sums secured by this Instrument, whether or not then due (the "Loan Balance"), in the order of application set forth in PARAGRAPH 3 hereof, or (II) require that (a) only a portion of the Property be restored and repaired, (b) that the insurance proceeds be applied to reduce the Loan Balance such that the ratio of the Loan Balance to the number of apartment units that existed immediately prior to the event of loss shall equal the ratio of the reduced Loan Balance to the reduced number of apartment units to exist after the partial restoration and repair of the Property, and (c) any insurance proceeds not used to reduce the Loan Balance shall be held by Lender in accordance with PARAGRAPH 5 hereof to reimburse Borrower for the cost of such partial restoration and repair. Any insurance proceeds not applied to the repair or restoration of the Property shall be applied to reduce the Loan Balance in the order of application set forth in PARAGRAPH 3 above.

     If the insurance proceeds are held by Lender to reimburse Borrower for the cost of restoration and repair of the Property, the Property shall be restored to the equivalent of its original condition or such other condition as Lender may approve in writing. Lender may, at Lender's option, condition disbursement of said proceeds on Lender's approval of such plans and specifications of an architect satisfactory to Lender, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Lender may reasonably require. If the insurance proceeds are applied to the payment of the sums secured by this Instrument, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments referred to in PARAGRAPHS 1 AND 2 hereof or change the amounts of such installments. If the Property is sold pursuant to PARAGRAPH 27 hereof or if Lender acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

6. PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) shall provide for professional management of the Property by a residential rental property manager satisfactory to Lender pursuant to a contract approved by Lender in writing, unless such requirement shall be waived by Lender in writing, (g) shall generally operate and maintain the Property in a manner to ensure maximum rentals, and (h) shall give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights of powers of Lender. Neither Borrower nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

     If this Instrument is on a leasehold, Borrower (i) shall comply with the provisions of the ground lease, (ii) shall give immediate written notice to Lender of any default by lessor under the ground lease or of any notice received by Borrower from such lessor of any default under the ground lease by Borrower,
(iii) shall exercise any option to renew or extend the ground lease and give written confirmation thereof to Lender within thirty days after such option becomes exercisable, (iv) shall give immediate written notice to Lender of the commencement of any remedial proceedings under the ground lease by any party thereto and, if required by Lender, shall permit Lender as Borrower's attorney-in-fact to control and act for Borrower in any such remedial proceedings and (v) shall within thirty days after request by Lender obtain from the lessor under the ground lease and deliver to Lender the lessor's estoppel certificate required thereunder, if any. Borrower hereby expressly transfers and assigns to Lender the benefit of all covenants contained in the ground lease, whether or not such covenants run with the land, but Lender shall have no liability with respect to such covenants nor any other covenants contained in the ground lease.

     Borrower shall not surrender the leasehold estate and interests herein conveyed nor terminate or cancel the ground lease creating said estate and interests, and Borrower shall not, without the express written consent of Lender, alter or amend said ground lease. Borrower covenants and agrees that there shall not be a merger of the ground lease, or of the leasehold estate created thereby, with the fee estate covered by the ground lease by reason of said leasehold estate or said fee estate, or any part of either, coming into common ownership, unless Lender shall consent in writing to such merger; if Borrower shall acquire such fee estate, then this Instrument shall simultaneously and without further action be spread so as to become a lien on such fee estate.

7. USE OF PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not subdivide the Property or initiate or acquiesce in a change in the zoning classification of the Property without Lender's prior written consent. Except as may be shown on the Title Policy (i) Borrower shall not, by act or omission, permit any property which is not subject to this Instrument to rely on the Property or any part thereof or any interest therein to fulfill any governmental requirement for the existence or use of such property, and (ii) the Property shall not rely on any property which is not subject to this Instrument to fulfill any governmental requirement for the existence or use of the Property. Borrower shall not by act or omission impair the integrity of the Property as a single separate subdivided zoning lot separate and apart from all other lots.

8. PROTECTION OF LENDER'S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender's interest, including, but not limited to, (i) disbursement of attorney's fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided in PARAGRAPH 5 hereof, (iv) if this Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the ground lease, and (v) the payment of any taxes and/or assessments levied against the Property and then due and payable.

     Any amounts disbursed by Lender pursuant to this PARAGRAPH 8, with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in the Note unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Borrower hereby covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby. Nothing contained in this PARAGRAPH 8 shall require Lender to incur any expense or take any action hereunder.

9. INSPECTION. Lender may make or cause to be made reasonable entries upon and inspections of the Property including, but not limited to, phase I and/or phase II environmental audits and inspections which phase II inspections will not unreasonably disturb Borrower's use of the Property.

10. BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower's address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender. Upon Lender's request, Borrower shall furnish to Lender, within sixty (60) days after the end of each three month quarter of each fiscal year of Borrower, a balance sheet and a statement of income and expenses of the Property, each in reasonable detail and certified by Borrower and, if Lender shall require, annual financial statements shall be certified but only after a monetary default, by an independent certified public accountant. Borrower shall furnish, together with the foregoing financial statements and at any other time upon Lender's request, a rent schedule for the Property, certified by Borrower, showing the name of each tenant, and for each tenant, the space occupied, identify those Mobile Homes which are owned and leased by Borrower or owner occupied the lease expiration date, the rent payable and the rent paid. In addition to the above delivery of financial statements and rent schedule, Borrower shall deliver to Lender updated versions of such financial statements at any other time upon Lender's request, including monthly balance sheets and monthly statements of income and expenses of the Property.

11. CONDEMNATION. Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing. Borrower authorizes Lender, at Lender's option, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender subject, if this Instrument is on a leasehold, to the rights of lessor under the ground lease.

     Borrower authorizes Lender to apply such awards, payments, proceeds or damages, after the deduction of Lender's expenses incurred in the collection of such amounts, at Lender's option in the same manner as casualty proceeds are applied pursuant to PARAGRAPH 5 hereof, to restoration or repair of the Property or to payment of the sums secured by this Instrument, whether or not then due, in the order of application set forth in PARAGRAPH 3 hereof, with the balance, if any, to Borrower. Unless Borrower and Lender otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the monthly installments referred to in PARAGRAPHS 1 AND 2 hereof or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Lender may require.

12. BORROWER AND LIEN NOT RELEASED. From time to time, Lender may, at Lender's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on Lender's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and time of payment of said indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by Lender pursuant to the terms of this PARAGRAPH 12 shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred at Lender's option, for any such action if taken at Borrower's request. Borrower waives to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the indebtedness secured hereby and marshaling in the event of foreclosure of the liens hereby created, and (c) all rights and remedies which Borrower may have or be able to assert by reason of applicable laws pertaining to the rights and remedies of sureties. Borrower expressly waives and relinquishes any and all rights and remedies under or pursuant to Arizona Revised Statutes "A.R.S.") ss.ss. 12-1566, 12-1641, et seq., 33-727, 33-814, 44-142 and 16 A.R.S., Rules of
Civil Procedure, Rule 17(f).

13. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the indebtedness secured by this Instrument, nor shall Lender's receipt of any awards, proceeds or damages under PARAGRAPHS 5 AND 11 hereof operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

14. ESTOPPEL CERTIFICATE. Borrower shall within ten (10) days of a written request from Lender furnish Lender with a written statement, duly acknowledged, setting forth the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this Instrument and attaching true, correct and complete copies of the Note, this Instrument and any other Loan Documents and any and all modifications, amendments and substitutions thereof. In addition, upon any transfer or proposed transfer contemplated by PARAGRAPH 41 of this Instrument, upon Lender's request, Borrower and any guarantors or indemnitors of the obligations or liabilities hereunder shall provide an estoppel certificate to the Investor (hereinafter defined) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require.

15. FIXTURE FILING. This Instrument shall constitute a security agreement and "fixture filing" as those terms are used in the Uniform Commercial Code, and information concerning the security interest created hereby may be obtained by application to the Lender (secured party) at the address specified in the introduction hereto. The mailing address of the Borrower is also set forth in the introduction hereto. The Borrower irrevocably authorizes the Lender, without the signature of the Borrower, to execute and file any financing or continuation statement which the Lender deems necessary or advisable to perfect or continue the perfection of the security interest granted hereby, or to preserve and maintain the priority of the lien hereof. Upon ten (10) days prior written notice from Lender to Borrower, Borrower shall execute and file any financing or continuation statement which the Lender deems necessary or advisable to perfect or continue the perfection of the security interest granted hereby, or to preserve and maintain the priority of the lien hereof. The Borrower, upon demand, shall pay, or shall reimburse the Lender for paying, any and all costs and expenses from time to time incurred in connection with the preparation, execution and filing of any such statements, and all payments made by the Lender shall be a lien on the Premises and shall be deemed secured by this Instrument. The filing of such statements shall under no circumstance be construed as impairing either the Lender's remedies or the priority of the mortgage lien granted hereby, and the Borrower agrees that all of the collateral is, and at all times, for all purposes and in all proceedings (both legal and equitable) shall be, at the election of the Lender, regarded as part of the real estate covered by this Instrument.

16. LEASES OF THE PROPERTY. As used in this PARAGRAPH 16, the word "lease" shall mean "sublease" if this Instrument is on a leasehold.

Borrower shall comply with and observe Borrower's obligations as landlord under all leases of the Property or any part thereof. Borrower will not lease any portion of the Property for non-residential use except with the prior written approval of Lender, which approval may be made in Lender's sole but reasonable discretion. All renewals of leases and proposed leases shall be in writing and shall provide for rental rates or registration fees comparable to existing local market rates and shall be arms-length transactions. Borrower shall be required to obtain Lender's consent, which shall not be unreasonably withheld, for any non-residential lease and subleases (except for laundry leases or similar type leases) at the Property. The request for approval of each such proposed lease shall be made to Lender in writing and Borrower shall furnish to Lender (and any loan servicer specified from time to time by Lender): (i) such biographical and financial information about the proposed tenant as Lender may require in conjunction with its review, (ii) a copy of the proposed form of lease, and
(iii) a summary of the material terms of such proposed lease (including, without limitation, rental terms and the term of the proposed lease and any options). Borrower, at Lender's request, shall furnish Lender with executed copies of all leases hereafter made of all or any part of the Property, and all leases now or hereafter entered into will be in form and substance subject to the approval of Lender. All leases of the Property or a separate agreement in recordable form and substance satisfactory to Lender shall specifically provide that such leases are subordinate to this Instrument; that the tenant attorns to Lender, such attornment to be effective upon Lender's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; that in no event shall Lender, as holder of this Instrument or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquires title to the Property; and that Lender may, at Lender's option, accept or reject such attornments. Except as otherwise provided in this PARAGRAPH 16, Borrower shall not, without Lender's written consent, execute, modify, surrender or terminate, either orally or in writing, any lease now existing or hereafter made of all or any part of the Property providing for a term of three (3) years or more, permit an assignment or sublease of a lease without Lender's written consent, or request or consent to the subordination of any lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) notify Lender thereof and of the amount of said set-offs, and (iii) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

     Borrower shall absolutely assign to Lender, by written instrument satisfactory to Lender, all leases including, without limitation, rental agreements, registration cards and agreements and all other agreements affecting the Property now existing or hereafter made of all or any part of the Property and all security deposits made by tenants in connection with such leases of the Property. Upon assignment by Borrower to Lender of any leases of the Property, Lender shall have all of the rights and powers possessed by Borrower prior to such assignment and Lender shall have the right to modify, extend or terminate such existing leases and to execute new leases, in Lender's sole discretion.

17. REMEDIES CUMULATIVE. Except as required by Arizona law, each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

18. ACCELERATION IN CASE OF BORROWER'S INSOLVENCY. If Borrower shall voluntarily file a petition under Title 11 of the U.S. Code (the "Act"), as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in any involuntary proceeding admitting insolvency or inability to pay debts, or if Borrower shall fail to obtain a vacation or stay of involuntary proceedings brought for the reorganization, dissolution or liquidation of Borrower within one hundred and twenty (120) days of the filing of such involuntary proceeding, or if Borrower shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Borrower or Borrower's property, or if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or if Borrower shall make an assignment for the benefit of Borrower's creditors, or if there is an attachment, execution or other judicial seizure of any portion of Borrower's assets and such seizure is not discharged within ten (10) days, then Lender may, at Lender's option, declare all of the sums secured by this Instrument to be immediately due and payable without prior notice to Borrower, and Lender may invoke any remedies permitted by PARAGRAPH 27 of this Instrument. Any attorney's fees and other expenses incurred by Lender in connection with Borrower's bankruptcy or any of the other aforesaid events shall be additional indebtedness of Borrower secured by this Instrument pursuant to PARAGRAPH 8 hereof.

19. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER.

     (a) Except as provided in SUBPARAGRAPH (C) of this PARAGRAPH 19 OR PARAGRAPH 38, upon the sale or transfer of (i) all or any part of the Property, or any interest therein, or (ii) beneficial interests in Borrower (if Borrower is not a natural person or persons but is a corporation, partnership, trust or other legal entity), Lender may, at Lender's option, declare all of the sums secured by this Instrument to be immediately due and payable, and Lender may invoke any remedies permitted by PARAGRAPH 27 of this Instrument.

     (b) For purposes of this PARAGRAPH 19, a sale or transfer of a beneficial interest in Borrower shall be deemed to include, but is not limited to:

            (i) if Borrower or any general partner of Borrower is a corporation or limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of a majority of such corporation's or limited liability company's stock (or the stock of any corporation directly or indirectly controlling such corporation or limited liability company by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation's or limited liability company's stock shall be vested in a party or parties who are not now stockholders;

            (ii) if Borrower is a limited liability company, the change, removal or resignation of a managing member;

            (iii) if Borrower, or any general partner of Borrower, is a limited or general partnership, the change, removal or resignation of a general partner or managing partner or the transfer or pledge of the partnership interest of any general partner or managing partner or any profits or proceeds relating to such partnership interest;

            (iv) if Borrower is a limited partnership, the transfer or pledge of a majority of the limited partnership interests which in the aggregate constitute more than a 49% interest in Borrower, or any profits or proceeds relating to such limited partnership interests.

     (c) Notwithstanding the foregoing, the following shall not be deemed a sale or transfer of a beneficial interest in Borrower for purposes of this PARAGRAPH 19:

            (i) a transfer of less than a 49% interest in Borrower, or any partner, shareholder or member of Borrower, by devise, descent or by operation of law upon the death of a partner, member or stockholder of Borrower;

            (ii) a transfer of a limited partner, shareholder or non-managing member interest in Borrower for estate planning purposes to an immediate family member of such limited partner, shareholder or member, or a trust for the benefit of an immediate family member; or

            (iii) a transfer of a general partner or managing member interest in
                  Borrower for estate planning purposes to an immediate family member of such partner or member, or a trust for the benefit of an immediate family member, subject to obtaining Lender's prior written consent, which consent shall not be unreasonably withheld subject to the criteria set forth in SUBPARAGRAPH (b) of PARAGRAPH 39 of this Instrument.

     See PARAGRAPH 38 of this Instrument.

20. NOTICE. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower provided for in this Instrument or in the Note shall be given by mailing such notice by certified mail addressed to Borrower at Borrower's address stated above or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender's address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Instrument or in the Note shall be deemed to have been given to Borrower or Lender when given in the manner designated herein.

21. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of PARAGRAPH 19 hereof. All covenants and agreements of Borrower shall be joint and several. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

22. UNIFORM MULTIFAMILY INSTRUMENT; GOVERNING LAW; SEVERABILITY. This form of multifamily instrument combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property and related fixtures and personal property. This Instrument shall be governed by the law of the jurisdiction in which the Property is located. In the event that any provision of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the Note are declared to be severable. In the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in this Instrument or in the Note, whether considered separately or together with other charges levied in connection with this Instrument and the Note, violates such law, and Borrower is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Lender in excess of the amounts payable to Lender pursuant to such charges as reduced shall be applied by Lender to reduce the principal of the indebtedness evidenced by the Note. For the purposes of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all indebtedness which is secured by this Instrument or evidenced by the Note and which constitutes interest, as well as all other charges levied in connection with such indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest computed thereby is uniform throughout the stated term of the Note. Borrower agrees to pay an effective rate of interest which is the stated rate provided for in the Note plus any additional rate of interest resulting from any charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by the Note, including without limitation, any charges paid pursuant to the provisions of that certain commitment letter dated September 23, 1997, from Lender to Borrower. Notwithstanding any provision herein, or in the Note, or in any related agreement between Borrower and Lender, the total liability of Borrower for payments of interest and in the nature of interest shall not exceed the limits imposed by the usury laws of the State of Arizona. If Lender receives as interest an amount which would exceed such limits, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance and not to the payment of interest, and if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted to Borrower by Lender, and Borrower hereby agrees to accept such remittance.

23. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

24. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interest in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

25. INTENTIONALLY OMITTED.

26. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION. As part of the consideration for the indebtedness evidenced by the Note, Borrower hereby absolutely and unconditionally assigns and transfers to Lender all the rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Property, regardless of to whom the rents and revenues of the Property are payable. Borrower hereby authorizes Lender or Lender's agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Lender or Lender's agents; provided, however, that prior to written notice given by Lender to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Instrument or any other Loan Document, Borrower shall collect and receive all rents and revenues of the Property as trustee for the benefit of Lender and Borrower, to apply the rents and revenues so collected to the sums secured by this Instrument in the order provided in PARAGRAPH 3 hereof with the balance, so long as no such breach has occurred, to the account of Borrower, it being intended by Borrower and Lender that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon delivery of written notice by Lender to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Instrument and the expiration of any grace and cure period, and without the necessity of Lender entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Lender shall immediately be entitled to possession of all rents and revenues of the Property as specified in this PARAGRAPH 26 as the same become due and payable, including, but not limited to, rents then due and unpaid, and all such rents shall immediately upon delivery of such notice and the expiration of any grace and cure period be held by Borrower as trustee for the benefit of Lender only; provided, however, that the written notice by Lender to Borrower of the breach by Borrower shall contain a statement that Lender exercises its rights to such rents. Borrower agrees that commencing upon delivery of such written notice of Borrower's breach by Lender to Borrower and the expiration of any grace and cure period, each tenant of the Property shall make such rents payable to and pay such rents to Lender or Lender's agents on Lender's written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of a default by Borrower.

     Borrower hereby covenants that Borrower has not executed any prior assignment of said rents, that Borrower has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent Lender from exercising its rights under this PARAGRAPH 26, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any of the rents of the Property for more than one month prior to the due dates of such rents. Borrower covenants that Borrower will not hereafter collect or accept payment of any rents of the Property more than one month prior to the due dates of such rents. Borrower further covenants that Borrower will execute and deliver to Lender such further assignments of rents and revenues of the Property as Lender may from time to time request.

     Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument and after the expiration of any grace or cure period, Lender shall be entitled to the appointment of a receiver for the Property, without notice to Borrower or any other person or entity and Lender may in person, by agent or by a court appointed receiver, regardless of the adequacy of Lender's security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the collection of all rents and revenues of the Property, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best to protect the security of this Instrument. In the event Lender elects to seek the appointment of a receiver for the Property upon Borrower's breach of any covenant or agreement of Borrower in this Instrument, Borrower hereby expressly consents to the appointment of such receiver. Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

     All rents and revenues collected subsequent to delivery of written notice by Lender to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Instrument shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the rents, including, but not limited to, attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of Borrower as lessor or landlord of the Property and then to the sums secured by this Instrument. Lender or the receiver shall have access to the books and records-used in the operation and maintenance of the Property and shall be liable to account only for those rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Property by reason of anything done or left undone by Lender under this PARAGRAPH 26.

     If the rents of the Property are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by Lender for such purposes shall become indebtedness of Borrower to Lender secured by this Instrument pursuant to PARAGRAPH 8 hereof. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.

     Any entering upon and taking and maintaining of control of the Property by Lender or the receiver and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Lender under applicable law or provided herein. This assignment of rents of the Property shall terminate at such time as this Instrument ceases to secure indebtedness held by Lender.

NON-UNIFORM COVENANTS. Borrower and Lender further covenant and agree as follows:

27. ACCELERATION; REMEDIES. Upon Borrower's breach of any representation, covenant or agreement of Borrower in this Instrument, the Note, the Unsecured Environmental Indemnity Agreement or any other Loan Document, including, but not limited to, the covenants to pay when due any sums secured by this Instrument and after the expiration of any grace or cure period, Lender at Lender's option may declare all of the sums secured by this Instrument to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by applicable law or provided herein. Borrower acknowledges that the power of sale herein granted may be exercised by Lender without prior judicial hearing. Borrower has the right to bring an action to assert the non-existence of a breach or any other defense of Borrower to acceleration and sale. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, attorney's fees and costs of documentary evidence, abstracts and title reports.

     Notwithstanding the foregoing, Lender shall not invoke any remedy provided hereunder, under the Loan Documents, at law or in equity upon Borrower's breach of a non-monetary representation, covenant, or agreement of Borrower in this Instrument, the Note, the Unsecured Environmental Indemnity Agreement or any other Loan Document, other than a breach of PARAGRAPHS 5, 19, 34(d), 34(e) OR 34(g) of this Instrument, or PARAGRAPH 2 of the Environmental Indemnity Agreement, provided Borrower shall have, on or before the date that is ten (10) days after Borrower's receipt of notice thereof, cured such default or, if such default cannot be cured within such ten (10) day period, Borrower shall have commenced to cure within such ten (10) day period and is taking all actions required to diligently cure such default and such default is cured on or before the date that is thirty (30) days after Borrower's receipt of a notice to cure such default.

     See PARAGRAPH 37 of this Instrument.

     Trustee shall deliver to the purchaser a Trustee's deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including, but not limited to, Trustee's and attorney's fees and costs of title evidence; (b) to all sums secured by this Instrument in such order as Lender, in Lender's sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto, or to the clerk of the superior court of the county in which the sale took place. In the event of reinstatement of this Instrument prior to a foreclosure hereunder, fees of Trustee are limited as set forth in A.R.S. ss. 33-813.B.

28. RELEASE. Upon written request of Lender stating that all sums secured by this Instrument have been fully paid and the covenants and agreements of Borrower have been fully performed (the "Secured Obligations"), and upon payment by Borrower of Trustee's fees, Trustee shall reconvey to Borrower, or to the person or persons legally entitled thereto, without warranty, any portion of the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto". Trustee is authorized and instructed hereby to reconvey the lien and charge of this Instrument when so directed in writing by Lender, without delivery by Lender to Trustee of this Instrument or any instrument evidencing any or all of the Secured Obligations. Trustee shall be entitled to rely solely upon the written instruction of Lender and shall incur no liability under this Instrument to Lender or Borrower by acting in accordance with Lender's written instruction believed by Trustee to be genuine and signed by the proper party. Trustee shall have no obligation to require and shall not require Lender to present this Instrument or any instrument evidencing any or all of the Secured Obligations as a condition precedent to Trustee's taking the action requested by Lender in writing with respect to the release and reconveyance of the lien and discharge of this Instrument.

29. SUBSTITUTE TRUSTEE; ACTION BY SINGLE TRUSTEE. Lender at Lender's option may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.

30. TIME OF ESSENCE. Time is of the essence of each covenant of this Instrument.

31. MAILING ADDRESS. Borrower's mailing address is Borrower's address stated below.

32. WAIVERS BY SURETY. Any party who has signed this Instrument as a surety or accommodation party, or who has subjected his property to this Instrument to secure the indebtedness of another, hereby expressly waives the benefits of the provision of Arizona Revised Statutes ss.ss. 12-1641 and 12-1642, as now existing and hereafter amended.

33. FUTURE ADVANCES. Upon request of Borrower, Lender, at Lender's option so long as this Instrument secures indebtedness held by Lender, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness secured by this Instrument, not including sums advanced in accordance herewith to protect the security of this Instrument, exceed the original amount of the Note (US $8,640,000.00) plus the additional sum of US $0.

34. NONRECOURSE LOAN. Subject to the qualifications set below on this PARAGRAPH 34, Borrower and its partners shall be fully and personally liable for the payment and performance of all of the obligations, covenants and agreements of Borrower under the Note, this Instrument, the Assignment of Leases and Rents (herein so-called), dated of even date herewith, executed by Borrower to Lender, the Environmental Indemnity Agreement dated of even date herewith, executed by Borrower and Lender, and all other instruments and documents evidencing, securing or governing the terms of the loan (the "Loan") evidenced by the Note (collectively, the "Loan Documents"), including, without limitation, the timely payment of all principal, interest and premium, if any, to the full extent (but only to the extent) of all of the Property and any other items, property or amounts which are collateral or security for the Loan. Notwithstanding the foregoing and except as set forth below, so long as Lender's rights of recourse to the Property are not suspended, reduced or impaired by or as a result of any act, omission or misrepresentation of Borrower or any other party now or hereafter liable for any part of the Loan and accrued interest hereon, or by or as a result of any case, action, suit or proceeding to which Borrower or any such other party, voluntarily becomes a party, if a default occurs in the timely and proper payment of any portion of such indebtedness or in the timely performance of any obligations, agreements or covenants, neither Borrower nor any partner of Borrower shall be personally liable for the repayment of any of the principal of, interest on, or prepayment fees or late charges, or other charges or fees due in connection with the Loan, the performance of any covenants of Borrower under the Note, this Instrument or any of the other Loan Documents or for any deficiency judgment which Lender may obtain after default by Borrower. Notwithstanding the foregoing provisions of this paragraph or any other agreement, the Borrower shall be fully and personally liable for any and all:
(1) liabilities, costs, losses, damages, expenses or claims (including, without limitation, any reduction in the value of the Property or any other items, property or amounts which are collateral or security for the Loan) suffered or incurred by Lender by reason of or in connection with (a) any fraud or misrepresentation by Borrower in connection with the Loan, including but not limited to any misrepresentation of Borrower contained in any Loan Document, (b) any failure to pay taxes, insurance premiums (except to the extent that such taxes and insurance premiums are then held by Lender), assessments, charges for labor or materials or other charges that can create liens on any portion of the Property, (c) any misapplication of (i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property, (d) any rentals, income, profits, issues and products received by or on behalf of Borrower subsequent to the date on which Lender gives written notice that a default has occurred under the Loan and not applied to the payment of principal or interest due under the Note or the payment of operating expenses (excluding any operator's, manager's or developer's fee paid to Borrower or any affiliate of Borrower) of the Property, (e) any failure to maintain, repair or restore the Property in accordance with any Loan Document to the extent not covered by insurance proceeds made available to Lender, (f) any failure by Borrower to deliver to Lender all unearned advance rentals and security deposits paid by tenants of the Property received by or on behalf of Borrower, and not refunded to or forfeited by such tenants, (g) any failure by Borrower to return to, or reimburse Lender for, all personalty taken from the Property by or on behalf of Borrower, except in accordance with the provisions of this Instrument, and (h) any and all indemnities given by Borrower to Lender set forth in the Unsecured Environmental Indemnity Agreement or any other Loan Document in connection with any environmental matter relating to the Property; and (2) court costs and all attorneys' fees provided for in any Loan Document. Furthermore, no limitation of liability or recourse provided above in this paragraph shall (x) apply to the extent that the Lender's rights of recourse to the Property are suspended, reduced or impaired by or as a result of any act, omission or misrepresentation of the Borrower or any other party now or hereafter liable for any part of the Loan and accrued interest thereon, or by or as a result of any case, action, suit or proceeding to which the Borrower or any such other party, voluntarily becomes a party; or (y) constitute a waiver, forfeiture, abrogation or limitation of or on any right accorded by any law establishing a debtor relief proceeding, including, but not limited to, Title 11, U.S. Code, which right provides for the assertion in such debtor relief proceeding of a deficiency arising by reason of the insufficiency of collateral notwithstanding an agreement of the Lender not to assert such deficiency.

35. REPRESENTATIONS OF BORROWER. The Borrower hereby represents and warrants to Lender the following:

     (a) Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. There are no proceedings or actions pending, threatened or contemplated for the liquidation, termination or dissolution of Borrower.

     (b) Except for leases for the laundry facilities located at the Property, no person or entity has any leasehold estate in, or any lease or other agreement granting the right to use or occupy any portion of, the Property except the lessees under the leases, rental and/or occupancy agreements and registration cards and/or agreements (collectively, the "Leases") listed in the rent roll (the "Rent Roll") provided by Borrower to Lender in connection with the closing of the Loan; the Leases expire on the respective dates shown in the Rent Roll; no rental in excess of one month's rent has been prepaid under any of the Leases; the amount of the security deposit, if any, held by Borrower under each of the Leases is as shown in the Rent Roll; each of the Leases is valid and binding on the parties thereto in accordance with its terms; the execution of this Instrument will not constitute an event of default under any of the Leases; none of the tenants under any of the Leases has rights of offset or counterclaim against the landlord; all of the obligations of the landlord pursuant to the Leases have been performed; and all tenants are current in the payment of rent except as shown on the Rent Roll.

     (c) Except as specifically listed in the schedule of exceptions to coverage in the title policy insuring Lender's interest in the Property, Borrower is now in possession of the Property; Borrower's possession of the Property is peaceable and undisturbed; Borrower does not know any facts by reason of which any claim to the Property, or any part thereof, might arise or be set up adverse to Borrower; and the Property is free and clear of (i) any lien for taxes (except real property taxes not yet due and payable for the calendar year in which this Instrument is being executed), and (ii) any easements, rights-of-way, restrictions, encumbrances, liens or other exceptions to title by mortgage, decree, judgment, agreement, instrument, or, to the knowledge of Borrower, proceeding in any court.

     (d) All charges for labor, materials or other work of any kind furnished in connection with the construction, improvement, renovation or rehabilitation of the Property or any portion thereof have been paid in full, and no unreleased affidavit claiming a lien against the Property, or any portion thereof, for the supplying of labor, materials or services for the construction of improvements on the Property has been executed or recorded in the mechanic's lien or other appropriate records in the county in which the Property is located.

     (e) To the knowledge of Borrower: the current and contemplated uses of the Property are in compliance with all applicable federal, state and municipal laws, rules, regulations and ordinances, applicable restrictions, zoning ordinances, building codes and regulations, building lines and easements, or appropriate variances therefrom have been issued and are in full force and effect including, without limitation, federal and state environmental protection laws, ordinances and regulations including, the Arizona Environmental Quality Act of 1986, A.R.S. ss.ss. 49-101, et seq., including, without limitation, the Arizona Underground Storage Tank Act, A.R.S. ss.ss. 49-1001 et seq.; the Arizona Water Quality Assurance Revolving Fund Act, A.R.S. ss.ss. 49-281 through 49-287; the Arizona Water Quality Control Program, A.R.S. ss.ss. 49-201, et seq.; and the Air Pollution Control Program, A.R.S. ss.ss. 49-401, et seq.; and the regulations adopted and publications promulgated pursuant thereto, and the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, and any statute, rule, regulation, ordinance, or order of governmental bodies or regulatory agencies, or any order or decree of any court adopted or enacted with respect thereto (collectively, "Applicable Laws"); no governmental authority having jurisdiction over any aspect of the Property has made a claim or determination that there is any such violation; the Property is not included in any area identified by the Secretary of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, as an area having special flood hazards; and all permits, licenses and the like which are necessary for the operation of the Property have been issued and are in full force and effect.

     (f) There have been no material adverse changes, financial or otherwise, in the condition of Borrower from that disclosed to Lender in the loan application submitted to Lender by Borrower, or in any supporting data submitted in connection with the Loan, and all of the information contained therein was true and correct when submitted and is now substantially and materially true and correct on the date hereof.

     (g) There is no claim, litigation or condemnation proceeding pending, or, to the knowledge of the Borrower, threatened, against the Property or Borrower, which would affect the Property or Borrower's ability to perform its obligations in the connection with the Loan.

     (h) Borrower does not own any real property or assets other than the Property and does not operate any business other than the management and operation of the Property.

     (i) No proceedings in bankruptcy or insolvency has ever been instituted by or against Borrower or any affiliate thereof, and no such proceeding is now pending or contemplated.

     (j) Borrower is, and if there are any general partners or members of Borrower, such partners or members are, solvent pursuant to the laws of the United States, as reflected by the entries in Borrower's books and records and as reflected by the actual facts.

     (k) The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. No approval, consent, order or authorization of any governmental authority and no designation, registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of the Note, this Instrument or any other Loan Document.

     (l) The execution and delivery of the Loan Documents will not violate or contravene in any way the articles of incorporation or bylaws or partnership agreement, articles of organization or operating agreement as the case may be, of Borrower or any indenture, agreement or instrument to which Borrower is a party or by which it or its property may be bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except as contemplated by the provisions of such Loan Documents, and no action or approval with respect thereto by any third person is required.

     (m) No part of the Property is all or a part of Borrower's homestead.

     (n) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Property and with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriter certificates, have been made by or obtained from the appropriate governmental authorities.

     (o) All liquid and solid waste disposal, septic and sewer systems located on the Property are in and shall be maintained in a good and safe condition and repair and in compliance with all applicable federal, state and local laws, rules, regulations and ordinances.

     (p) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

     (q) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

     (r) The Property is serviced by public water and sewer systems.

     (s) The Property is free from damage caused by fire or other casualty.

     (t) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

36. BORROWER'S ADDITIONAL COVENANTS. Borrower hereby covenants, agrees and undertakes to:

     (a) from time to time, at the request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Instrument or in any other Loan Document or in the execution or acknowledgement thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, assignments of rents or leases and environmental indemnity agreements) and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Lender's opinion, to carry out more effectively the purposes of this Instrument and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; provided that such documents or instruments do not materially increase Borrower's liability under the Loan Documents; and (iii) execute, acknowledge, deliver, procure, and file and/or record any document or instrument (including specifically, but without limitation, any financing statement) deemed advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; provided that such documents or instruments do not increase Borrower's liability under the Loan Documents. Borrower will pay all reasonable costs connected with any of the foregoing in this SUBPARAGRAPH (a);

     (b) continuously maintain Borrower's existence and right to do business in the State of Arizona;

     (c) at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Instrument, or upon any rights, titles, liens or security interests created hereby, or upon the obligations secured hereby or any part thereof, immediately pay all such taxes; provided that, if such law as enacted makes it unlawful for Borrower to pay such tax, Borrower shall not pay nor be obligated to pay such tax, and in the alternative, Borrower may, in the event of the enactment of such a law, and must, if it is unlawful for Borrower to pay such taxes, prepay the obligations secured hereby in full within sixty
(60) days after demand therefor by Lender;

     (d) not execute or deliver any deed of trust, mortgage or pledge of any type covering all or any portion of the Property;

     (e) not acquire any real property or assets (other than the Property) or operate any business other than the management and operation of the Property during the term of the Loan;

     (f) not permit any drilling or exploration for or extraction, removal or production of any mineral, natural element, compound or substance from the surface or subsurface of the Property regardless of the depth thereof or the method of mining or extraction thereof;

     (g) not change its name, identity, structure or employer identification number during the term of the Loan;

     (h) pay on demand all reasonable and bona fide out-of-pocket costs, fees and expenses and other expenditures, including, but not limited to, reasonable attorneys' fees and expenses, paid or incurred by Lender to third parties incident to this Instrument or any other Loan Document (including, but not limited to, reasonable attorneys' fees and expenses in connection with the negotiation, preparation and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Lender is a party involving this Instrument or the Property) or incident to the enforcement of the obligations secured hereby or the exercise of any right or remedy of Lender under any Loan Document; and

     (i) comply with and make all payments required under all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Property or any part thereof or the business or the activity conducted thereon including, without limitation, the filing of any required prospectus and/or the maintenance of any licenses or permits, the payment of any fees in connection therewith and compliance with any and all other requirements necessary for the operation of the

Property, if expressly permitted herein, and the Americans with Disabilities Act of 1990, as it may be amended from time to time.

CAPITAL IMPROVEMENTS RESERVE.

     (a) (i) Commencing on the first day a monthly installment of principal and interest is due and payable under the Note and continuing on the first calendar day of each calendar month thereafter, Borrower shall deliver to Lender, together with the regular installments of principal and interest an amount (a "CIR Payment") equal to $9,065.42. Each CIR Payment shall be deemed "Other Impositions" and "Funds" as defined in PARAGRAPH 2 of this Instrument. At such time as the CIR Payments deposited in the Other Impositions Account together with interest accrued thereon (the "CIR Reserve") equals or exceeds $163,000.00, the CIR Payments shall cease to be due. If Borrower makes draws on the CIR Reserve pursuant to subparagraph (a)(ii), so that the balance in the CIR Reserve falls below $163,000.00, CIR Payments will again be required pursuant to this paragraph (a) in amounts sufficient to bring the CIR Reserve up to $163,000.00 over an eighteen (18) month period. The CIR Payments will be placed in interest bearing deposits or accounts in the name of Lender or Lender's loan servicer at the same financial institution(s) as the other Funds (the "Other Impositions Account"), shall be held in accordance with the terms of PARAGRAPH 2 of this Instrument, and may be drawn on by Borrower for deferred maintenance and/or ongoing capital improvement expenditures in connection with the Property, pursuant to the terms set forth below in SUBPARAGRAPH (a)(ii). At Lender's discretion, the CIR Payments may be increased to reflect any increase in the "Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, U.S. city average, all urban consumers (presently denominated "CPI-U"), or a successor or substitute index appropriately adjusted (the "CPI"). In the event Lender shall elect not to increase the CIR Payment for any given year by the CPI, Lender, at its sole discretion, may during any subsequent year elect to increase the CIR Payment by the aggregate amount of CPI increases which Lender otherwise was entitled to make during the previous years in which it did not elect to make such increases.

     (ii) So long as Borrower (x) is not in default under any of the terms of the Note, this Instrument or any of the other Loan Documents, and (y) no situation exists which with the passage of time or the giving of notice or both would constitute a default under the Note, this Instrument or any of the other Loan Documents, Borrower, subject to the following provisions of this SUBPARAGRAPH (II) and upon ten (10) days' prior written notice to Lender and Lender's loan servicer (which notice shall include a brief statement of the purpose for which the advance is to be used), shall be entitled to draw on the CIR Payments on deposit in the Other Impositions Account solely for the payment of the deferred maintenance and/or capital improvement expenditures for the Property more particularly described on Schedule 1 attached hereto and made a part hereof. Borrower may not make any drawing on the Other Impositions Account
(1) for less than $500 in the aggregate and (2) without the prior consent of Lender. Lender reserves the right to require such information as Lender may reasonably require, and to withhold consent in the event that Lender deems it reasonably necessary to do so. Without limiting the foregoing, Lender may request, in connection with a request by Borrower for a drawing on the Other Impositions Account, that Borrower furnish written evidence reasonably satisfactory to Lender that the amount requested by Borrower is for work performed, services or materials furnished, and bills paid or payable with respect to the deferred maintenance and/or ongoing capital improvement expenditures (including, but not limited to, contracts and invoices for work performed or materials supplied and mechanics' and materialmen' lien releases and waivers from such parties performing such work or supplying such materials). Lender also reserves the right to make any disbursement or portion thereof from the Other Impositions Account directly to the party performing such work or supplying such materials. Lender or Lender's servicing agent, as the case may be, shall be entitled to charge Borrower a reasonable processing fee for administering and reviewing Borrower's draw requests. In addition, Lender shall be reimbursed by Borrower for any costs incurred by Lender or Lender's servicing agent in inspecting the Property in connection with Borrower's draw requests. Any such processing fees and inspection costs shall be deducted by Lender from the Funds on deposit or account or, at Lender's option, shall be paid to Lender by Borrower within ten (10) days of Lender's written demand.

     (iii) Each CIR Payment is pledged as additional security for the sums secured by this Instrument and any of the other Loan Documents. Borrower hereby grants to Lender a lien and security interest in each CIR Payment and the deposit or other accounts in which such payments are placed.

37. REMEDIES. Upon the occurrence (and after the expiration of any applicable grace or cure period) and during the continuance of an "event of default", the Lender may, personally or through the Trustee, or by their respective representative agents, in addition to all other rights and remedies herein conferred or provided by law, to the extent permitted by law:

     (a) From time to time sue for any sums required to be paid by the Borrower under the terms of this Instrument as the same become without acceleration of indebtedness and without prejudice to the right of the Lender thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any event of default existing at the time such earlier action was commenced.

     (b) Declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, any prepayment premium payable pursuant to the provisions contained in the Note, and all other obligations of Borrower hereunder to be due and payable immediately.

     (c) Without regard to the adequacy of any security for the indebtedness secured hereby, enter into and upon all or any part of the Property, and each and every part thereof, and may exclude Borrower, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Property and conduct the business thereof, either personally or by their respective superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Trustee or Lender, at the expense of Borrower, from time to time, either by purchase, repairs or construction, may maintain and restore the Property, whereof it shall become possessed as aforesaid, may complete the construction of the improvements and in the course of such completion may make such changes in the contemplated improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of Borrower, Trustee or Lender may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as it may deem advisable; and in every such case, Trustee or Lender shall have the right to manage and operate the Property and to carry on the business thereof and exercise all rights and powers of Borrower with respect thereto either in the name of Borrower or otherwise as it shall deem best; and Trustee or Lender shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Property and every part thereof, all of which shall for all purposes constitute property of Lender; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Property or any part thereof, as well as just and reasonable compensation for the services of Trustee or Lender and for all attorneys (including at any trial and any appeal with respect thereto), counsel, agents, clerks, servants and other employees by it properly engaged and employed, Lender shall apply the moneys arising as aforesaid, in such order as Lender shall determine.

     (d) Appoint a receiver to take charge of the Property, collect the rents, issues and profits therefrom, care for and repair the same, improve the same when necessary or desirable, lease and rent the Property or portions thereof (including leases existing beyond the term of receivership), plant, cultivate and harvest crops thereon, and otherwise use and utilize the Property, and to have such other powers as may be fixed by the court. Borrower specifically agrees that the receiver may be appointed without any notice to Borrower whatsoever, and the court may appoint a receiver without reference to the adequacy or inadequacy of the security, or the solvency or insolvency of Borrower, and without reference to other matters normally taken into account by courts in the discretionary appointment of receivers, it being the intention of Borrower to hereby authorize the appointment of a receiver when Borrower is in default and Lender has requested the appointment of a receiver. Borrower hereby agrees and consents to the appointment of the particular person or firm (including an officer or employee of Lender) designated by Lender as receiver and hereby waives its rights to suggest or nominate any person or firm as receiver in opposition to that designated by Lender. Lender shall have, in addition to all other rights and remedies provided herein and at law or in equity, the rights and remedies afforded by A.R.S. ss. 33-702.

     (e) Foreclose this Instrument in the manner provided by law for the foreclosure of mortgages on real property, bring an action for damages, or exercise such other remedies or combination of remedies as Lender or Trustee may have at law or in equity.

     (f) Exercise the power of sale by delivering to Trustee a written notice of the occurrence of an event of default and of Lender's election to cause the Property to be sold. Trustee shall record a notice of trustee's sale in each county in which the Property or some part thereof is located and shall mail copies of such notice in the manner prescribed by applicable law to Borrower and to the other persons prescribed by applicable law. After the lapse of such time as may be required by applicable law and after publication and posting of the notice of trustee's sale in accordance with the provisions of applicable law, Trustee, without demand on Borrower, shall sell the Property either as a whole or in separate parcels, and in such order as it may determine, by public auction to the highest bidder for cash in lawful money of the United States, payable at the time of sale or for the equivalent of cash as so determined by Trustee in its sole discretion. If the indebtedness secured hereunder is additionally secured by real property which is not subject to this Instrument, Trustee may sell any property so given as security for Borrower's obligation which it is authorized to sell, either in whole or in separate parcels and in such order as it may determine. For purposes of such sale, Lender's credit may, at its option, include all amounts due which are secured by this Instrument. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place fixed for such sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Following the sale, Trustee shall deliver to the purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed of any matters of fact shall be conclusive proof of the truth thereof. Any person, including Borrower, Trustee and Lender may purchase at such sale. Trustee shall apply the proceeds of the sale in the following order: (a) to the costs and expenses of exercising the power of sale and of sale, including the payment of the Trustee's and reasonable attorney's fees and costs of title search and report; (b) to all sums secured by this Instrument; and (c) the excess, if any, to the person or persons or entity or entities legally entitled thereto, or to the county treasurer of the county in which the sale took place. Lender may, at any time, request cancellation of trustee's notice of sale, whereupon Trustee shall execute and record, or cause to be recorded, a cancellation of notice of sale in the same county in which the notice of trustee's sale was recorded. The exercise by Lender of this right shall not constitute a waiver of any default then existing or subsequently occurring.

     (g) Exercise all of the remedies of a secured party under the Uniform Commercial Code of Arizona, including without limitation, the right and power to sell, or otherwise dispose of, the collateral, or any part thereof, and for that purpose may take immediate and exclusive possession of the collateral, or any part thereof, and with or without judicial process, enter upon any Property on which the collateral, or any part thereof, may be situated and remove the same therefrom without being deemed guilty of trespass and without liability for damages thereby occasioned, or, at Lender's option, Borrower shall assemble the collateral and make it available to Lender at the place and at the time designate in any written demand from Lender to Borrower. Lender shall be entitled to hold, maintain, preserve and prepare the collateral for sale. Lender without removal may render the collateral unusable and dispose of the collateral on the Property. To the extent permitted by law, Borrower expressly waives any notice of sale or other disposition of the collateral and any other right or remedy of Borrower existing after an event of default hereunder, and to the extent any such notice is required and cannot be waived, Borrower agrees that, as it relates to this PARAGRAPH 37(G) only, if notice of sale or other disposition of the collateral is mailed, postage prepaid, to Borrower at the above address at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of such notice.

     (h) Exercise all other rights and remedies provided herein, in the Loan Documents or other document or agreement now or hereafter securing all or any portion of the obligations secured hereby, or provided by law or equity.

     (i) The remedies specified in this paragraph shall be in addition to all other rights and remedies provided herein or in any other Loan Document and which Lender may have at law or in equity and no single or partial exercise by Lender of any right or remedy hereunder or under any other Loan Document or which Lender may have at law or in equity shall exhaust the same or shall preclude any other or further exercise thereof or of any other right or remedy hereunder or under any other Loan Document or which Lender may have at law or in equity, and every such right or remedy hereunder or under any other Loan Document or which Lender may have at law or in equity may be exercised at any time and from time to time after the occurrence of an event of default.

38. ASSUMABILITY.

     (a) So long as (i) Borrower is not in default under any of the terms of the Note, this Instrument or any other Loan Document, and (ii) no situation exists which with the passage of time or the giving of notice or both would constitute a default under the Note, this Instrument or any other Loan Document, in the event Borrower desires to transfer all of the Property to another party (the "Transferee") and have the Transferee assume all of Borrower's obligations under the Note, this Instrument and all of the other Loan Documents (collectively, the "Transfer and Assumption"), Borrower, subject to the terms of this paragraph, may make a written application to Lender for Lender's consent to the Transfer and Assumption, which consent will be given or withheld in the sole and absolute discretion of Lender subject to the conditions set forth in SUBPARAGRAPH (b) of this PARAGRAPH 38. Together with such written application (and afterwards if requested by Lender), Borrower will submit to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee and/or Borrower, together with the review fee required by Lender.

     (b) Lender shall have the sole and absolute discretion to determine whether or not to grant Lender's consent, except that Lender shall not unreasonably withhold its consent to a Transfer and Assumption provided and upon the condition that:

          (i)  Lender receives an opinion from counsel acceptable to Lender that
               (x) such Transfer and Assumption shall not affect, in any way, the enforceability of the Loan Documents or the lien status, and
               (y) that the Transferee complies in all respects with the provisions of PARAGRAPH 35(h) and PARAGRAPH 36(e) of this Instrument and such other conditions concerning the organizational structure of the Transferee as were required by Lender at the time of the making of the Loan;

          (ii) Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee and/or Borrower;

         (iii) the Transferee, in Lender's sole judgment, has sufficient experience in managing assets similar in size and type to the Property;

          (iv) in Lender's sole judgment, the Transferee and the partners, members or shareholders of the Transferee are financially sound or have sufficient financial resources to manage the Property for the term of the Loan;

          (v) the Loan has been placed, or Lender plans to place the Loan, in an offering of Securities (as defined in PARAGRAPH 40) and Lender receives written confirmation from the rating agencies that the Transfer and Assumption will not result in any downgrade, qualification or withdrawal of the ratings assigned to the pool and assets in which the Loan has been placed; and

          (vi) Borrower has paid a review fee of $2,500 required by Lender.

     (c) If Lender consents to the Transfer and Assumption, the Transferee and/or Borrower as the case may be, shall deliver the following to Lender:

          (i) Borrower shall deliver to Lender an assumption fee in the amount of one percent (1%) of the then unpaid principal balance of the Loan;

          (ii) Borrower and Transferee shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender's sole discretion (the "Assumption Documents");

         (iii) Borrower shall cause to be delivered to Lender, an endorsement to the mortgagee policy of title insurance then insuring the lien created by this Instrument in form and substance acceptable to Lender, in Lender's sole discretion (the "Endorsement"); and

          (iv) Borrower shall deliver to Lender a payment in the amount of all costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's attorneys fees and expenses, all recording fees for the Assumption Documents, and all fees payable to the title company for the delivery to Lender of the Endorsement.

     (d) Notwithstanding anything contained in this paragraph to the contrary,
(x) under no circumstances may the Property and Loan be transferred and assumed by any party under the terms of this paragraph more than once during the entire term of the Loan and (y) except based on Lender's written agreement to the Transfer and Assumption and Borrower's and Transferee's compliance with all of the terms and provisions of this paragraph, the terms and provisions of this paragraph shall in no way amend or modify the terms and provisions contained in PARAGRAPH 19 of this Instrument.

39. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, THIS INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

                                      25-A

40. TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Instrument and the Loan Documents, or any part thereof, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any rating agency rating such Securities (singularly, an "Investor," and collectively, the "Investors") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower, any guarantor, any indemnitors and/or the Property, whether furnished by Borrower, any guarantor, any indemnitors or otherwise, as Lender determines necessary or desirable. Borrower shall furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or rating agency any and all information concerning the Property, the leases, the financial condition of Borrower, any guarantor and any indemnitor as may be requested by Lender, any Investor or any prospective Investor or rating agency in connection with any sale, transfer or participation interest.

41. ENVIRONMENTAL HAZARDS.

     A. Except as disclosed in The Phase I Environmental Report forwarded to Lender by Borrower in connection with this Loan, Borrower represents and warrants, to the best of Borrower's knowledge that: (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws, and (ii) fully disclosed to Lender in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Substances in, on, under or from the Property; (c) there is no threat of any Release of Hazardous Substances migrating to or from the Property affecting any land surface waters, ground waters or airspace adjacent to or in the vicinity of the Property; (d) there is no past or present noncompliance with Environmental Laws in connection with the Property; (e) all interior and exterior painted surfaces at the Property are not flaking, peeling, cracking, blistering or chipping and do not contain lead; (f) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (g) Borrower has provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower. For the purposes of this Mortgage, the terms "Environmental Law", "Hazardous Substances", "Release", and "Remediation" shall have each the same meaning as ascribed to it in that certain Unsecured Environment Indemnity Agreement of even date herewith (the "Environmental Indemnity") from Borrower and any other indemnitor named therein (the "Indemnitor") in favor of Lender.

     B. Borrower covenants and agrees that, so long as the Borrower owns, manages, is in possession of, or otherwise controls the operation of the
Property: (a) all uses and operations on or of the Property shall be in compliance with all Environmental Laws; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property, except and solely to the extent in compliance with all Environmental Laws; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws; (d) Borrower shall, at its expense, perform all Remediation required by any Environmental Laws in compliance with all applicable Environmental Laws; (e) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens"); (f) Borrower shall, at its expense, fully and expeditiously cooperate in all activities pursuant to PARAGRAPH 41C. below; (g) Borrower shall, at its expense, comply with all written requests of Lender to
(i) comply with any Environmental Law; (ii) comply with any directive from any governmental authority; and (iii) take any other reasonable action necessary or

                                      25-B
appropriate for protection of human health or the environment; and (h) Borrower shall immediately notify Lender in writing as soon as it becomes aware of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related to the Property; (C) any actual or potential Environmental Lien affecting the Property; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication from any source whatsoever relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with this PARAGRAPH 41.

     C. Lender and any other person or entity designated by Lender, shall have the right, but not the obligation, after notice to Borrower, to enter upon the Property at all reasonable times to assess the environmental condition of the Property, including conducting any environmental assessment or audit and taking samples of soil, groundwater or other water, air, or building materials and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and its designated representative, with the costs of such assessments being immediately due and payable by Borrower.

     This Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.




                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]




                                      25-C

     In Witness Whereof, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.


                                          Sunrise Ridge, L.L.C.
                                          a Delaware limited liability
                                          company,
/s/ STEVEN A. GELMAN
----------------------------------        By: Sunrise Ridge Holding, Inc., a
Witness:                                  Delaware corporation, Managing
         -------------------------        Member
         Name: Steven A. Gelman



                                          By: SHERRY WILZIG IZAK
                                              ---------------------------------
                                              Name:  Sherry Wilzig Izak
                                              Title:  Chairman of the Board
                                                      and CEO

                                          Borrower's Address:

                                          c/o Mr. Steven Gelman, Controller
                                          921 Bergen Avenue
                                          Jersey City, New Jersey  07306




[There is no requirement for a corporate seal for Arizona corporations]




STATE OF NEW JERSEY  )
                     ) ss.
County of Essex      )

     The foregoing instrument was executed before me, the undersigned notary public, this 24th day of October, 1997 by Sherry Wilzig Izak, the Chairman of the Board and CEO of Sunrise Ridge Holding, Inc., on behalf of the limited liability company.




                                          /s/ EVELYN VERDON
                                              ---------------------------
                                              Notary Public

My Commission Expires:

        EVELYN VERDON
-----------------------------
A Notary Public of New Jersey
My Commission Expires 3-3-99

                                   EXHIBIT A

Property Description

CASE NO. 502028


Parcel 1

Lot 1 of Amended Plat of INNISFREE TOWNHOUSES, a subdivision of Pima County, Arizona, according to the map of plat thereof of record in the office of the County Recorder of Pima County, Arizona, in Book 45 of Maps and Plats at page 3 thereof.

Lot 126 of SKYLINE BEL AIR ESTATES, a subdivision of Pima County, Arizona, according to the map of plat thereof of record in the office of the County Recorder of Pima County, Arizona, in Book 17 of Maps and Plats at page 83 thereof; EXCEPT therefrom any part of said Lot 126 lying within INNISFREE TOWNHOUSES, a subdivision of Pima County, Arizona, according to the map of plat thereof of record in the office of the County Recorder of Pima County, Arizona, in Book 26 of Maps and Plats at page 46 thereof.

TOGETHER WITH those portions of that certain alley as provided in Resolution and Order No. 1979-148 under proceedings No. 2283, recorded in Docket 6155 at page 659.

                                   SCHEDULE 1

                           DEFERRED MAINTENANCE ITEMS


      (a)   Office Accessibility

      (b)   Balcony Rails

      (c)   Stucco Repairs

      (d)   Painting

      (e)   Concrete wall/walk repair

      (f)   Erosion Control

      (g)   Misc. Pool/Spa

      (h)   Entrance Landscaping